UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 8, 2016
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.	Regulation FD Disclosure

On April 8, 2016, Micron Technology, Inc. (the “Company”) initiated a syndication process with respect to a new term loan B credit facility (the “Term Loan B Credit Facility”). The new Term Loan B Credit Facility, subject to market conditions and other factors, is expected to be in the aggregate principal amount of $500 million, have a maturity of six years, be secured by a substantial portion of the Company’s assets and bear interest at a floating interest based on LIBOR plus the applicable margin.

The closing of the Term Loan B Credit Facility is anticipated to be subject to, among other things, successful syndication, negotiation, execution and delivery of definitive loan documentation and various customary closing conditions. Proceeds from the Term Loan B Credit Facility are expected to be used for general corporate purposes, including working capital, capital expenditures and to pay related fees and expenses.

In connection with commencement of the Term Loan B Credit Facility syndication process, the Company indicated that it may also consider, subject to market conditions and other factors, the concurrent issuance of up to $1 billion in aggregate principal amount of senior secured notes.

The information set forth in this Item 7.01 is intended to be furnished under Item 7.01 of Form 8-K (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless it is specifically incorporated by reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	April 8, 2016	By:	/s/ Ernest E. Maddock
		Name:	Ernest E. Maddock
		Title:	Chief Financial Officer and Vice President, Finance

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